Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Cox Communications, Inc. (“Cox”) No. 333-3766 on Form S-3, No. 333-122050 on Form S-4 and No. 33-80993 on Form S-8 (collectively referred to herein as the “Registration Statements”), of our reports dated March 16, 2005, (which reports express an unqualified opinion and include an explanatory paragraph relating to the adoption, effective in 2002, of Statement of Financial Accounting Standards No. 142 and the adoption, effective in 2004, of Emerging Issues Task Force Topic No. D-108) relating to the consolidated financial statements of Cox and management’s report of the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K/A of Cox Communications, Inc. for the year ended December 31, 2004, and to the references to us under the heading “Experts” in the Prospectuses, which are part of such Registration Statements.

/s/ Deloitte & Touche LLP

Atlanta, Georgia
March 17, 2005